Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of the common stock of Accretive Health, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
Dated: February 8, 2011

/s/ J. Michael Cline
Name:	J. Michael Cline

ACCRETIVE ASSOCIATES SBIC, LLC
/s/ J. Michael Cline
Name:	J. Michael Cline
Title:	Managing Member

ACCRETIVE INVESTORS, SBIC, L.P.
/s/ J. Michael Cline
Name:	J. Michael Cline
Title:	Managing Member